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Exhibit 99.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2003

United Pan-Europe Communications N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or Other Jurisdiction of Incorporation)

000-25365
(Commission File Number)

98-0191997
(I.R.S. Employer Identification Number)

Boeing Avenue 53
1119 PE, Schiphol Rijk
The Netherlands
(Address and zip code of principal executive offices)

(31) 20-778-9840
(Registrant's telephone number, including area code)

Item 3. Bankruptcy and Receivership.

        As previously reported, on December 3, 2002, United Pan-Europe Communications N.V. (the "Company") commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (Case No. 02-16020). Simultaneously with the commencement of the Chapter 11 case, the Company also voluntarily commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition (Akkoord) with the Amsterdam Court (Rechtbank) (the "Dutch Bankruptcy Court") under the Dutch Faillissementswet.

        On March 12, 2003, the Dutch Bankruptcy Court considered the Akkoord at a public hearing and on March 13, 2003, ratified the Akkoord in a written decision. The Dutch Bankruptcy Court's decision is subject to an appeal period of eight calendar days, starting March 13, 2003.

        A copy of the Company's press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press release of United Pan-Europe Communications N.V. dated March 14, 2003 announcing the ratification of the Akkoord.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PAN-EUROPE COMMUNICATIONS N.V.
By:	/s/ ANTON A.M. TUIJTEN
Name:	Anton A.M. Tuijten
Title:	Member of the Board of Management and General Counsel

Dated: March 14, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of United Pan-Europe Communications N.V. dated March 14, 2003 announcing the ratification of the Akkoord.

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  Exhibit 99.2